UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 240.14a-12

HCA Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V30445-P04381 HCA HEALTHCARE, INC. ATTN: CORPORATE SECRETARY ONE PARK PLAZA NASHVILLE, TN 37203 HCA HEALTHCARE, INC. 2024 Annual Meeting Vote by April 24, 2024 11:59 PM ET. For shares held in a Plan, vote by April 22, 2024 11:59 PM ET. You invested in HCA HEALTHCARE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 25, 2024. Get informed before you vote View the Notice and Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* April 25, 2024 2:00 PM CDT Virtually at: www.virtualshareholdermeeting.com/HCA2024 *Please check the meeting materials for any special requirements for meeting attendance. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V30446-P04381

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of Directors Nominees: 1a. Thomas F. Frist III For 1b. Samuel N. Hazen For 1c. Meg G. Crofton For 1d. Robert J. Dennis For 1e. Nancy-Ann DeParle For 1f. William R. Frist For 1g. Hugh F. Johnston For 1h. Michael W. Michelson For 1i. Wayne J. Riley, M.D. For 1j. Andrea B. Smith For 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. For 3. Advisory vote to approve named executive officer compensation. For 4. Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation. 1 Year 5. Stockholder proposal, if properly presented at the meeting, regarding report on risk mitigation regarding state restrictions for emergency abortions. Against 6. Stockholder proposal, if properly presented at the meeting, regarding report on patient feedback regarding quality of care. Against 7. Stockholder proposal, if properly presented at the meeting, regarding report on maternal health outcomes. Against NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof.